EXHIBIT 10.6

EXECUTION

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made and entered into as of April 17, 2009 by and between SUNPOWER CORPORATION, a Delaware corporation (“Borrower”), and UNION BANK, N.A., a national banking association (“Bank”).

SECTION 1. THE CREDIT

1.1           CREDIT FACILITIES

1.1.1           The Term Loan.  Subject to and on the terms and conditions set forth herein, Bank will loan to Borrower the sum of Thirty Million Dollars ($30,000,000) (the "Term Loan") in one (1) disbursement on or before April 30, 2009 in accordance with the terms hereof and of the Note (defined below).  The proceeds of the Term Loan shall be used for general working capital and corporate purposes.  The Term Loan shall be evidenced by Bank’s standard form of commercial promissory note (the "Note").

1.2           Terminology.  The following words and phrases, whether used in their singular or plural form, shall have the meanings set forth below:

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Sections 101 et seq.).

“Capitalized Lease Obligation” means, with respect to any Person, that portion of any obligation as lessee under a lease of (or other agreement conveying the right to use) real and/or personal property that is required to be capitalized on, or disclosed in a footnote to, the balance sheet of such Person in accordance with GAAP, and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing fifty-one percent (51%) or more of the combined voting power of Borrower’s then outstanding securities; (b) a “Fundamental Change” (as that term is defined in the Indenture) occurs; or (c) Borrower shall cease to own and control 100% of the issued and outstanding capital stock of each Guarantor.

“Closing Date” means the date of this Agreement.

“Continuing Guaranty” means that certain Continuing Guaranty, dated as of the date hereof, by the Guarantors in favor of Bank.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Eligible Assets” means unencumbered and unrestricted cash, cash equivalents, and marketable securities acceptable to Bank, which, if cash, is U.S. Dollar denominated, or if held in an account not maintained in the United States, is denominated in any currency for which a U.S. Dollar equivalent is routinely calculated by Bank, and, if other than cash, consist of financial instruments or securities, acceptable to Bank; provided, that in no event shall “Eligible Assets” include any auction rate securities or auction rate certificates.

“Foreign Subsidiary” means each Subsidiary of Borrower, other than Subsidiaries that are organized under the laws of the United States or any state or territory thereof or the District of Columbia, that is a controlled foreign corporation (as defined in the Internal Revenue Code) in respect of which either (a) the pledge of all of the capital stock of such Subsidiary or (b) the guaranteeing by such Subsidiary of the Obligations could reasonably be expected to result in material adverse tax consequences to Borrower.

“GAAP” means generally accepted accounting principles and practices in the United States, consistently applied.  Accounting terms used in this Agreement but not otherwise expressly defined have the meanings given them by GAAP.

“Guaranteed Indebtedness” means, with respect to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the holder of such primary obligation against loss in respect thereof; provided that Guaranteed Indebtedness shall not include endorsements of instruments for deposit or collection in the ordinary course.  The amount of any “Guaranteed Indebtedness” at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guarantor(s)” means individually or collectively, each of SunPower Corporation, Systems, a Delaware corporation (formerly known as PowerLight Corporation), SunPower North America, LLC, a Delaware limited liability company (successor in interest to SunPower North America, Inc., a Delaware corporation) and each Person which executes or is required pursuant to this Agreement to execute a guaranty, or a joinder to an existing guaranty, of the Term Loan.

“Hedge Agreement” means any transaction, agreement or document now existing or hereafter entered into that provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any similar transactions or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Indebtedness” of any Person means, at the time of computation thereof (without duplication):  (a) all indebtedness and liabilities of such Person for borrowed money, under repurchase agreements (whether on a recourse or non-recourse basis) or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds and bankers’ acceptances, in each case whether or not matured, but excluding obligations to non-Affiliate trade creditors incurred in the ordinary course of business and excluding deferred taxes); (b) all obligations and liabilities, whether or not for borrowed money (i) represented by notes payable or drafts accepted, in each case representing extensions of credit, or (ii) evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale, other title retention agreements or other similar instruments with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all Capitalized Lease Obligations; (e) all Guaranteed Indebtedness; (f) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment), and all obligations of such Person as the issuer of any letters of credit or acceptances (whether or not the same have been presented for payment); (g) all liabilities under Hedge Agreements, in each case whether or not matured; and (h) with respect to Borrower, the Obligations.

“Indenture” means collectively, that certain Indenture, dated as of February 7, 2007 by and among Borrower and Wells Fargo Bank, National Association (the “Trustee”), that certain First Supplemental Indenture, dated as of February 7, 2007 by and among Borrower and the Trustee with respect to Borrower’s 1.25% Senior Convertible Debentures due 2027, and that certain Second Supplemental Indenture, dated as of July, 2007 by and among Borrower and the Trustee with respect to Borrower’s 0.75% Senior Convertible Debentures due 2027, each as in effect on the date hereof.

“Lien” means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or third party interest, covering all or any part of the property of Borrower or any Guarantor.

“Loan Documents” means this Agreement, the Note, the Continuing Guaranty executed by the Guarantors, the Security Agreement, and all other documents, instruments and agreements required by Bank or executed, from time to time, in connection with this Agreement, the Note, the Term Loan, and with all other credit facilities from time to time made available to Borrower by Bank.

“Loan Party” means each of Borrower, each Guarantor and SPSA.

“Material Adverse Effect” means a material adverse effect on, or material impairment of (a) the business, assets, operations, liabilities (actual or contingent) or financial condition of Borrower, individually, or of Borrower and its Subsidiaries, taken as a whole, or (b) the ability of Borrower or any Guarantor to pay or perform in accordance with the terms of any of the Loan Documents, or (c) the validity or enforceability of the Loan Documents, or (d) the rights and remedies of Bank under any of the Loan Documents, or (e) the timely payment of the principal of or interest on the Obligations or other amounts payable in connection therewith.

“Material Domestic Subsidiary” means any Material Subsidiary that is not a Foreign Subsidiary.

“Material Subsidiary” means any Subsidiary whose assets have a book value which exceed ten percent (10%) of the book value of Borrower’s consolidated assets (based on the then most recent fiscal year end financial statement then delivered or deemed delivered to Bank hereunder).  In no event shall any Special Purpose Entity be considered a Material Subsidiary for any purpose under this Agreement.

“Note” has the meaning given in Section 1.1.1.

“Obligations” means all loans, advances, debts, expense reimbursements, fees, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower or any Guarantor arising under or in any way in connection with any Loan Document or otherwise with respect to the Term Loan, of any kind or nature, present or future, whether voluntary or involuntary, whether incurred directly or acquired by Bank by assignment, assumption or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, legal or equitable, whether Borrower is liable individually or jointly or with others, whether or not evidenced by any note, agreement or other instrument, whether arising under this Agreement or any of the other Loan Documents, or under any other agreement between Borrower, any Guarantor or any of their respective Subsidiaries and Bank, whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable, together with all expenses of, for and incidental to collection, including reasonable attorneys' fees, and all covenants and duties regarding such amounts.  “Obligations” includes, without limitation:  (a) all principal, interest, fees, charges, expenses, reasonable attorneys’ fees and any other sum chargeable to Borrower or any Loan Party under this Agreement or any of the other Loan Documents, and all principal, interest and other amounts due or owing in respect of the Term Loan, and (b) all interest, fees and other amounts that accrue after the commencement by or against Borrower or any Loan Party or any affiliate thereof of any case or proceeding under any Debtor Relief Law, regardless of whether such interest and fees are allowed claims in such proceeding.

“Permitted Indebtedness” means (i) indebtedness of Borrower or a Guarantor to Borrower or any Subsidiary in the ordinary course of business; (ii) indebtedness in favor of Solon AG and its affiliates under the Amended and Restated Supply Agreement, dated as of April 14, 2005, as amended, between Borrower and Solon AG fur Solartechnik; (iii) indebtedness in favor of customers and suppliers of the Borrower and Guarantors in connection with supply and purchase agreements in an aggregate principal amount not to exceed Two Hundred Million Dollars ($200,000,000) at any one time and any refinancings, refundings, renewals or extensions thereof (without shortening the maturity thereof or increasing the principal amount thereof); (iv) indebtedness in respect of Borrower’s 1.25% Senior Convertible Debentures due 2027 issued under the Indenture in February 2007 in the maximum aggregate principal amount not to exceed Two Hundred Million Dollars ($200,000,000) plus accrued interest thereon and Borrower’s 0.75% Senior Convertible Debentures issued under the

Indenture in August 2007 in the maximum aggregate principal amount of Two Hundred Twenty-Five Million Dollars ($225,000,000) plus accrued interest thereon; (v) indebtedness owed to bonding companies in connection with obligations under bonding contracts (however titled) entered into in the ordinary course of business, pursuant to which such bonding companies issue bonds or otherwise secure performance of Borrower and Subsidiaries for the benefit of their customers and contract counterparties; (vi) unsecured indebtedness of Borrower owing to International Finance Corporation, in an aggregate principal amount (when added to any amounts permitted to be guarantied pursuant to clause (e) of Section 5.5) not to exceed, at any time, Seventy Five Million Dollars ($75,000,000); provided that prior to entering into any definitive or binding agreement with respect to any such indebtedness, Bank shall have reviewed and approved in writing all material terms and conditions of such indebtedness; (vii) unsecured indebtedness of Borrower in an aggregate principal amount not to exceed Fifty Million Dollars ($50,000,000) under the Wells Fargo Line of Credit as in effect on the Closing Date; (viii) indebtedness of Borrower in an aggregate principal amount not to exceed One Hundred Fifty Million Dollars ($150,000,000) under the secured letter of credit facility provided under the Wells Fargo Credit Agreement as in effect on the Closing Date; provided that such amount may be increased to an aggregate principal amount not more than One Hundred Seventy Five Million Dollars ($175,000,000); (ix) liabilities of Borrower and Guarantors under Hedge Agreements with nationally recognized financial institutions reasonably satisfactory to Bank pursuant to bona fide hedging transactions and not for speculation; (x) refinancing of Permitted Indebtedness described in (vii) and (viii) above, provided that the maximum permitted principal amount thereof is not increased, the terms thereof are not modified to impose materially more burdensome terms upon Borrower or its Subsidiaries, as the case may be, no collateral or security (other than as permitted in clause (xiii)(b) and (xx) of the definition of “Permitted Liens”) is granted or exists in connection therewith, and none of Borrower or the Guarantors is subject to any new or additional financial covenants, in each case, without the prior written consent of Bank, (xi) Permitted Refinancing Indebtedness in an amount not to exceed the principal amount of the debentures being refinanced with the proceeds thereof; and (xii) additional unsecured indebtedness of Borrower and Guarantors in an aggregate principal amount not to exceed Twenty Five Million Dollars ($25,000,000) outstanding at any one time.

“Permitted Investments” means (a) loans, advances or investments existing as of, and disclosed to Bank prior to, the Closing Date, (b) additional loans or advances by Borrower or a Guarantor to employees and officers in the ordinary course of business and in amounts not to exceed an aggregate of Fifteen Million Dollars ($15,000,000) outstanding at any time, (c) investments which are made in accordance with Borrower’s investment policy as from time to time adopted by its Board of Directors, (d) investments which constitute Specified Transactions expressly permitted under Section 5.3, (e) loans, advances or investments that constitute Permitted Indebtedness, (f) advances to, or investments in, a Subsidiary or in Woongjin Energy Co. Ltd. by Borrower or any Guarantor in the ordinary course of business as conducted from time to time; and (g) prepayment of obligations to vendors and suppliers in the ordinary course in an amount not to exceed Three Hundred Million Dollars ($300,000,000).

“Permitted Liens” means (i) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings; (ii) carriers’, warehousemen’s, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings; (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (vi) any lien granted as a replacement or substitute for another Permitted Lien; (vii) liens existing as of the date of this Agreement and securing indebtedness of Borrower or any Subsidiary, incurred to finance the acquisition of fixed or capital assets (including refinancings thereof) provided that such liens are limited to the assets financed with such indebtedness; (viii) liens created pursuant to the Loan Documents; (ix) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; (x) liens in favor of customers or suppliers of the Borrower and its Subsidiaries on equipment, supplies and inventory purchased with the proceeds of advances made by such customers or suppliers under, and securing obligations in connection with, supply agreements; (xi) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xii) licenses of patents, trademarks and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Borrower or such Subsidiary; (xiii) bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Borrower or any Guarantor, in each case existing in the ordinary course of business (a) in favor of the bank or banks with which such accounts are maintained, securing customary obligations owing to such bank relating to such account, but not obligations for borrowed money; provided that if Borrower or such Subsidiary has an obligation to such bank or banks for borrowed money, the amount of cash and cash equivalents subject to such liens and setoff rights shall not at any time exceed Five Million Dollars ($5,000,000), and (b) in favor of Wells Fargo with respect to accounts maintained at Wells Fargo; provided that the amount of such cash and cash equivalents subject to such liens and setoff rights shall not at any time exceed Thirty Million Dollars ($30,000,000); (xiv) [reserved]; (xv) liens that arise by operation of law for obligations not yet due; (xvi) liens arising out of judgments or awards not resulting in a default under this Agreement; (xvii) liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Borrower in the ordinary course of business; (xviii) existing and future liens related to or arising from rebates in the ordinary course of business; and (xix) existing and future liens in favor of the Borrower’s bonding company covering materials, contracts, receivables and other assets which are related to, or arise out of, contracts which are bonded by that bonding company; (xx) security interests: (1) in cash, cash equivalents and securities maintained as pledged collateral in deposit or securities accounts in an aggregate amount not to exceed at any time the then outstanding Wells Fargo Exposure Amount securing the Indebtedness described in clause (viii) of the definition of “Permitted Indebtedness”, and (2) in sixty-percent (60%) of the stock in SPSA, securing up to Fifty Million Dollars ($50,000,000) of the obligations of Borrower under the Wells Fargo Line of Credit as in effect on the Closing Date, and (xxi) other liens so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Borrower and the Guarantors on a consolidated basis) Five Million Dollars ($5,000,000) at any one time; provided, however, that in no event shall any Permitted Lien (except those in favor of Bank) extend to the deposit, investment or securities account maintained with Bank.

“Permitted Refinancing Indebtedness” means Indebtedness evidenced by notes or debentures or convertible equity securities of Borrower the proceeds of which are used to repay in full all of Borrower’s outstanding 0.75% Senior Convertible Debentures due 2027 if and to the extent that such Indebtedness and convertible equity securities: (a) have no maturity date, scheduled redemption date or other mandatory redemption date exercisable in the discretion of the holder thereof, occurring prior to the Term Loan Maturity Date, (b) contain no financial covenants, (c) contain no other covenants that are more restrictive on the Borrower or its business or operations than the restrictions in the Indenture in effect as of the Closing Date, (d) are subject to terms and conditions (other than with regard to pricing) substantially identical to those contained in such debentures and the Indenture, and (e) are on terms and conditions satisfactory to Bank.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Reference 10-K” means Borrower’s annual report on Form 10-K filed by Borrower with the Securities and Exchange Commission for the fiscal year ending December 28, 2008.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, by and between Borrower and Bank, in form and substance satisfactory to Bank, as the same may be amended, renewed, extended, supplemented, restated, replaced or otherwise modified or in effect from time to time.

“Solvent” means, with respect to any Person as of a particular date, that on such date (a) such Person is generally able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, and (e) the aggregate fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the assets in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions) of the assets of such Person will exceed its debts and other liabilities (including contingent, subordinated, unmatured and unliquidated debts and liabilities).  For purposes of this definition, “debt” means any liability on a claim, and “claim” means (i) a right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is an equitable remedy, is reduced judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

“Special Purpose Entity” means an entity formed in connection with a specific transaction with a customer, investor, lender and/or financing party of Borrower or any Subsidiary wherein such entity is used solely in connection with such transaction.

“Specified Transaction” means any of the following: (a) the acquisition by Borrower or a Guarantor of all or substantially all of the assets of another Person or a division of such Person; (b) the merger or consolidation of Borrower or any Guarantor with or into any other Person; (c) the acquisition by Borrower or any Guarantor of a controlling or majority interest in any other Person; and (d) investments in other Persons, including joint ventures.

“SPML” means SunPower Philippines Manufacturing, Ltd., a company organized under the laws of the Philippines.

 “SPSA” means SunPower Systems SA, a corporation organized under the laws of Switzerland.

 “Subsidiary” means, as applied to any Person, (a) a corporation or limited liability company whose stock regularly entitled to vote (other than directors’ qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body) is 50% or more owned, directly or indirectly, by such Person, (b) a partnership or joint venture whose partnership or venture interests are 50% or more owned, directly or indirectly, by such Person, and (c) each other Person (whether now existing or hereafter formed or acquired) in which such Person, directly or indirectly, owns a controlling or majority interest.  The term “Subsidiary”, when used in this Agreement without reference to any particular Person, means a Subsidiary of Borrower.

“Tangible Net Worth” means Borrower’s consolidated stockholders’ equity increased by the outstanding amount of indebtedness included in the calculation thereof that is subordinated to Bank on terms satisfactory to Bank and decreased by any intangible assets and any loans or advances to, or investments in, any related entities or individuals, all determined in accordance with GAAP.

“Term Loan” has the meaning given to such term in Section 1.1.1 above.

“Term Loan Maturity Date” means April 17, 2012.

“Total Liabilities” means total consolidated liabilities of Borrower (including both current and non-current liabilities), less the outstanding amount of indebtedness included in the calculation thereof that is subordinated to Bank on terms satisfactory to Bank, plus the aggregate amount available to Borrower to be drawn under all letters of credit issued for the account of Borrower and/or any Subsidiary, all determined in accordance with GAAP.

“Total Non-Stock Consideration” means all consideration whatsoever (other than common stock in Borrower) and shall include, without limitation, cash, other property, assumed indebtedness, amounts payable, whether evidenced by notes or otherwise and “earn-out” payments.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wells Fargo Agreements” means, collectively, the Wells Fargo Credit Agreement and the documents, instruments and agreements entered into in connection therewith, in each case, as amended, renewed, extended, supplemented, restated, replaced, refinanced or otherwise modified or in effect from time to time.

“Wells Fargo Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of March 20, 2009, by and between Borrower and Wells Fargo as amended, renewed, extended, supplemented, restated, replaced, refinanced or otherwise modified or in effect from time to time.

“Wells Fargo Exposure” means the sum of (a) the aggregate outstanding principal balance of advances owing under the Wells Fargo Line of Credit, plus (b) the aggregate amount available to be drawn under any letter of credit sublimit or subfeature to the Wells Fargo Line of Credit, plus (c) the amount drawn and not yet reimbursed under any letters of credit issued under such sublimit or subfeature.

“Wells Fargo Line of Credit” means Borrower’s line of credit for advances in an aggregate principal amount up to Fifty Million Dollars ($50,000,000), under the Wells Fargo Credit Agreement, as such line of credit may be amended, renewed, extended, supplemented, restated, replaced, refinanced or otherwise modified from time to time.

1.3           Prepayment.  The Term Loan may be prepaid in full or in part but only in accordance with the terms of the Note, and any such prepayment shall be subject to any prepayment fee (if any) provided for therein.  In the event of a principal prepayment on any term indebtedness, the amount prepaid shall be applied to the scheduled principal installments due in the reverse order of their maturity on the Term Loan being prepaid.

1.4           Interest.  The unpaid principal balance of the Term Loan shall bear interest at the rate or rates provided in the Note.

1.5           Upfront Commitment Fee.  On or before the date of execution of this Agreement, Borrower shall pay to Bank a nonrefundable commitment fee with respect to the Term Loan of One Hundred Seventy Two Thousand Five Hundred Dollars ($172,500) which shall be fully-earned on receipt.

1.6           Balances.  Borrower shall maintain one or more depository accounts with Bank until all Obligations relating to the Term Loan have been paid in full.

1.7           Disbursement.  Bank shall disburse the proceeds of the Term Loan as provided in Bank's standard form Authorization(s) to Disburse executed by Borrower.

1.8           Automatic Charge. Borrower agrees that each payment of any amounts owing pursuant to this Agreement or the other Loan Documents relating to the Term Loan shall be made by automatic deduction from Borrower’s designated deposit account with Bank.  These debits shall not constitute a set-off.

SECTION 2. CONDITIONS PRECEDENT

Bank shall not be obligated to disburse the Term Loan unless at or prior to the time of such disbursement, the following conditions have been fulfilled to Bank's satisfaction:

2.1           Compliance; Loan Documents.  (a) Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with, including payment of the fees required hereunder, and Borrower shall have delivered to Bank a compliance certificate in the form attached hereto as Exhibit C executed by Borrower’s chief financial officer evidencing compliance, as of December 28, 2008, with each of the financial covenants set forth herein.  (b)  Borrower shall have executed and delivered to Bank this Agreement, the Note, the Security Agreement, and all other Loan Documents.

2.2           Guaranties.  Each Guarantor shall have executed and delivered to Bank the Continuing Guaranty.

2.3           Authorization to Obtain Credit.  Borrower and each Guarantor shall have provided Bank with an executed copy of Bank’s form Authorization to Obtain Credit with certified copies of resolutions duly adopted by Borrower’s and such Guarantor’s board of directors, managers, members or other governing body, and in form reasonably satisfactory to Bank, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which they are a party.  Such resolutions shall also designate the persons who are authorized to act on Borrower's and such Guarantor’s behalf in connection with this Agreement and the other Loan Documents, and to do the things required of Borrower and the Guarantors pursuant to this Agreement and the other Loan Documents.

2.4           Legal Opinion.  Bank shall have received opinions of counsel to Borrower and the Guarantors, which opinions shall be in a form and cover such matters as Bank shall reasonably request.

2.5           Lien Searches.  Bank shall have received written advice relating to such Lien searches as Bank shall have requested, and such termination statements or other documents as may be necessary to confirm that the assets and properties of Borrower and the Guarantors are subject to no other Liens in favor of any Persons (other than Permitted Liens).

2.6           Continuing Compliance.  At the time any disbursement is to be made and immediately thereafter, there shall not exist any Event of Default (as hereinafter defined) or any event, condition, or act which with notice or lapse of time, or both, would constitute an Event of Default.

2.7           Financial Condition.  At the time any disbursement is to be made and immediately thereafter, there shall have been no material adverse change, as determined by Bank in the exercise of its good faith business judgment, in the financial condition or business of Borrower or any Guarantor, nor any material decline, as reasonably  determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such Guarantor.

2.8           Disbursement Request.  Bank shall have received a disbursement request and an authorization to disburse, and such other documents, certificates and instruments as Bank may reasonably require.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that:

3.1           Business Activity.  Borrower’s principal business is the design, manufacture and sale of high-performance solar electric power technologies.

3.2           Organization and Qualification.  Borrower is a corporation duly organized and existing under the laws of the State of Delaware; each Guarantor is a corporation or limited liability company duly organized and validly existing under the laws of its state of organization and formation; each Loan Party is duly qualified and in good standing in each jurisdiction where such qualification is required except to the extent that a failure to qualify could not reasonably be expected to result in a Material Adverse Effect, and each Loan Party has the power and authority to carry on the business in which it is engaged and/or proposes to engage.  Borrower and each Subsidiary possesses, and shall hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

3.3           Power and Authorization.  Borrower and each Guarantor has the power and authority to enter into this Agreement, the Note and the other Loan Documents to which it is a party, and to execute and deliver the Note and all other Loan Documents to which it is a party.  This Agreement and all things required by this Agreement and the other Loan Documents have been duly authorized by all requisite action of Borrower and the Guarantors (as applicable).  This Agreement and each other Loan Document has been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same (other than Bank), enforceable in accordance with their respective terms.

3.4           Authority to Borrow.  The execution, delivery and performance by Borrower and each Guarantor of each of the Loan Documents to which it is a party do not violate any provision of any law or regulation, or contravene any provision of the certificate or articles of incorporation, bylaws, operating or limited liability company agreement or other organizational document of such entity, or result in any breach of or default under any material contract, obligation, indenture or other instrument to which such entity is a party or by which such entity may be bound.

3.5           Compliance with Laws.  Borrower and each of its Subsidiaries are in compliance with all applicable laws, rules, ordinances or regulations which materially affect the operations or financial condition of Borrower and such Subsidiaries, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

3.6           Title.  Borrower has good and marketable title to all material property and assets reflected in its financial statements delivered to Bank and to all material property acquired by Borrower since the date of said financial statements, free and clear of all Liens, except Permitted Liens.

3.7           Financial Statements.  Borrower’s financial statements, including its audited balance sheet as at December 28, 2008, and its audited statement of operation, audited statement of stockholders equity, and audited statement of cash flows for the fiscal year ended December 28, 2008, each prepared on a consolidated basis, have heretofore been furnished to Bank, and (a) fairly present in all material respects Borrower’s financial condition and results of operations for the period covered thereby, (b) disclose all consolidated liabilities of Borrower that were, as of such date, required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with GAAP consistently applied.  Since the dates of such financial statements there has been no material adverse change in the consolidated financial condition or operations of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its material assets or properties except Permitted Liens and security interests and liens in favor of Bank.

3.8           Litigation.  Except as disclosed in the Reference 10-K, there is no litigation or proceeding pending or threatened against Borrower or any of its property which could reasonably be expected to result in a Material Adverse Effect.

3.9           No Subordination.  There is no agreement, indenture, contract or instrument to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor may be bound that requires the subordination in right of payment of any of Borrower's or such Guarantor’s obligations subject to this Agreement or any other Loan Document to any other obligation of Borrower or such Guarantor.

3.10           ERISA.  Borrower’s defined benefit pension plans (as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

3.11           [Reserved.]

3.12           OFAC.  No Loan Party or any of their Subsidiaries (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

3.13           Patriot Act.  Each Loan Party, and each of their respective Subsidiaries, is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) and the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177) (the “Patriot Act”).

3.14           Environmental Matters. Except as disclosed by Borrower to Bank in writing prior to the date hereof and except as to matters which could not reasonably be expected to have a

Material Adverse Effect, Borrower and each other Loan Party is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's or its Subsidiaries’ operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time.  None of the operations of Borrower or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment.  Neither Borrower nor any Subsidiary has any material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.  None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.

3.15           Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  No action has been taken or is currently planned by Borrower, or any agent acting on its behalf, which would cause this Agreement or the Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.

3.16           Subsidiaries.  As of the date hereof, the entities named in Schedule 3.16(a) hereto are the only Subsidiaries of Borrower, with the Borrower’s direct or indirect percentage ownership interest and the state or country of formation set forth in said Schedule.  Schedule 3.16(b) lists all Special Purpose Entities existing as of the date hereof.

3.17           Other Agreements.  Neither Borrower nor any Guarantor is a party to (or will enter into) any master foreign exchange agreement which covers forward foreign exchange transactions, currency swap transactions, cross currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (however titled) with any party (other than Bank) which includes covenants, defaults or other material provisions which are more restrictive to Borrower or such Guarantor than those contained herein.

3.18           No Event of Default.  Neither Borrower nor any Guarantor is now in default in the payment of any of its material obligations, and there exists no Event of Default, and no condition, event or act which with notice or lapse of time, or both, would constitute an Event of Default.

SECTION 4. AFFIRMATIVE COVENANTS

Until such time as Bank no longer has any commitment to extend credit to Borrower hereunder, and all Obligations relating to the Term Loan are fully and indefeasibly, paid, performed and satisfied, Borrower agrees that:

4.1           Use of Proceeds.  Borrower shall use the proceeds of the Term Loan only as provided in Section 1 and not for any purpose prohibited under the Loan Documents.  No part of the proceeds of the Term Loan or any other extension of credit provided by Bank will be used, directly or indirectly: (a) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended; or (b) in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).

4.2           Payment of Obligations.  Borrower shall pay and discharge, and shall cause each of its Subsidiaries to, promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof; provided, however, that Borrower shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

4.3           Maintenance of Existence.  Borrower shall maintain and preserve its, and each other Loan Party’s, existence, and all rights, franchises, licenses and other authority necessary for the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and shall maintain and preserve its property and assets, equipment and facilities in good order, condition and repair (ordinary wear and tear excepted).  Bank may, at reasonable times, visit and inspect any of Borrower’s or its Subsidiaries’ properties.

4.4           Records.  Borrower shall keep and maintain adequate accounts and records of its operations in accordance with GAAP and shall permit Bank to have access thereto, to make examination and photocopies thereof, and to make audits of Borrower’s assets, accounts and records on at least one day’s notice (unless an Event of Default has occurred and is continuing) and during regular business hours, provided that such audits shall be no more frequent than one time each fiscal year, unless an Event of Default has occurred and is continuing.

4.5           Information Furnished.  Borrower shall furnish and with respect to (a), (b), (c) and (j) below, cause each Guarantor to furnish to Bank:

(a)           Within forty-five (45) days after the close of each fiscal quarter, its unaudited balance sheet as of the close of such fiscal quarter, and its unaudited statement of operation, unaudited statement of stockholders equity, and unaudited statement of cash flows for that fiscal quarter, each prepared on a consolidated basis, with year-to-date totals and supportive schedules, all prepared in accordance with GAAP.

(b)           Within one hundred twenty (120) days after the close of each fiscal year, a copy of its balance sheet as of the close of such fiscal year, and its statement of operation, statement of stockholders equity, and statement of cash flows for that fiscal year, each prepared on a consolidated basis, examined and prepared on an audited basis by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank (provided that Bank agrees that the current accountants of Borrower are satisfactory), in accordance with GAAP, along with any management letter provided by such accountants.

(c)           As soon as available, copies of any Form 10-Q quarterly reports, Form 10-K annual reports, and any other material filings (such as a Form 8-K current report regarding any material occurrence) made by Borrower with the SEC or any other federal or state regulatory authority.  Anything required to be delivered pursuant to Sections 4.5(a) or 4.5(b) above or this Section 4.5(c) (to the extent any such financial statements, reports or proxy statements are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such reports, or provides a link thereto, on the Borrower’s website on the Internet or the date on which such reports are filed with the SEC and become publicly available.

(d)           Within forty-five (45) days after the close of each fiscal quarter other than the last quarter of each fiscal year (and concurrent with the delivery of the annual audited financial statements after the close of each fiscal year), a compliance certificate, substantially in the form attached hereto as Exhibit A (the “Compliance Certificate”), certifying, among other things, with supporting calculations in reasonable detail, compliance with all covenants under this Agreement, executed by Borrower’s chief financial officer or other duly authorized officer.

(e)           Not later than twenty (20) days after and as of the end of each of Borrower's fiscal months, either (i) a certificate, in form satisfactory to Bank, executed by Borrower’s chief financial officer or other duly authorized officer, certifying that the Wells Fargo Exposure, at such date, is zero, or (ii) a compliance certificate, substantially in the form attached hereto as Exhibit B, certifying, among other things, that Borrower is in full compliance with the Minimum Unrestricted Liquidity covenants of Section 4.6, executed by Borrower’s chief financial officer or other duly authorized officer, including a schedule of the balances for each account as reported in the Borrower's consolidated general ledger evidencing such compliance, and if requested by Bank, copies of all deposit account, securities account and brokerage account statements demonstrating compliance therewith, provided however that such statements shall be provided as soon as they become commercially available, and further, such statements may include downloads from internet-based bank balance reporting and information systems.

(f)           Within ninety (90) days after the last day of each fiscal year, Borrower’s operating budget and financial projections for the period through and including the Term Loan Maturity Date.

(g)           Prompt written notice to Bank of: (i) any Event of Default or any event, circumstance or condition that, with the passage of time, the giving of notice or both, could result in an Event of Default, (ii) any litigation or other matter which could reasonably be expected to have a Material Adverse Effect, (iii) the occurrence of any default under, or any modification, amendment or change to, the Indenture, any of the Wells Fargo Agreements or any of the credit facilities provided thereunder, or (iv) any request for Borrower to perform under the terms of any guaranty permitted hereunder.

(h)           Prompt written notice to Bank of any change in Borrower's or any Guarantor’s legal name or state of organization.

(i)           Within fifteen (15) days after Borrower knows that any Reportable Event or Prohibited Transaction (as defined in ERISA) has occurred with respect to any defined benefit pension plan of Borrower, a statement of an authorized officer of Borrower describing such event or condition and the action, if any, which Borrower proposes to take with respect thereto.

(j)           Such other financial statements, reports and information as Bank may reasonably request from time to time.

(k)           Within thirty (30) days of the formation acquisition, dissolution or disposition of any Subsidiary, including Special Purpose Entities, notice of such formation acquisition, dissolution or disposition.

4.6           Minimum Unrestricted Liquidity.  Borrower, on a consolidated basis, shall maintain: Eligible Assets with a value not less than two (2.00) times the outstanding Wells Fargo Exposure with a minimum amount of such liquidity equal to 100% of the Wells Fargo Exposure to be held in accounts maintained and domiciled in the United States consisting of US Dollar denominated instruments and deposits, in all instances to be determined as of the end of each of Borrower’s fiscal months.  For purposes of calculating U.S. Dollar equivalent value of Eligible Assets not denominated in U.S. Dollars, Bank will convert the value of such assets as of the applicable statement date based on Bank’s foreign exchange closing rates for such date.

4.7           Minimum Unrestricted Liquidity at Bank.  Unless and until Borrower has granted to Bank, and Bank holds, a perfected, first-priority security interest in cash collateral acceptable to Bank in an amount not less than one hundred five percent (105%) of the outstanding principal amount of the Term Loan, Borrower, on a consolidated basis, shall at all times maintain Eligible Assets held in general (i.e. not special or limited, or any accounts in the nature of a bailment or trust) deposit accounts maintained with Bank, that are identified in the definition of collateral in the Security Agreement, consisting of U.S. dollar-denominated time deposit, certificate of deposit, demand deposit, money market account, overnight bank deposits, or a combination thereof, equal to or greater than (a) for any date of determination occurring from the Closing Date until one day prior to the first anniversary of the Closing Date, the sum of (x) Ten Million Dollars ($10,000,000), plus (y) the amount of interest due or to become due under the Term Loan during the period from such date of determination through the earlier of the date that is 365 days after such date of determination and the Term Loan Maturity Date (such period, the “Subject Period”); and (b) from the first anniversary of the Closing Date and at all times thereafter, the amount of principal and interest due or to become due in respect of the Term Loan during the applicable Subject Period, in each case determined as of the end of each month.  The calculation of the amount of interest accruing, due or to become due for purposes of this Section 4.7 shall be made based on the applicable interest rate(s) in effect with respect to the Term Loan on the first day of the fiscal quarter during which such Subject Period begins, as though such rate(s) will remain in effect during the entire Subject Period.

4.8           Total Liabilities to Tangible Net Worth.  Borrower, on a consolidated basis, shall maintain a ratio of Total Liabilities to Tangible Net Worth of not greater than 2.00 to 1.00, determined as of the end of each fiscal quarter.

4.9           Minimum Profitability.  Borrower, on a consolidated basis, shall maintain net income (determined in accordance with GAAP) not less than Twenty Five Million Dollars ($25,000,000) in each period of four consecutive fiscal quarters, determined as of each fiscal quarter end on a rolling four-quarter basis.  Borrower shall not have a single quarterly net loss of more than Thirty Million Dollars ($30,000,000), and Borrower shall not have a cumulative net loss in any period of two consecutive quarters in aggregate of more than Thirty Million Dollars ($30,000,000), in each case calculated on a GAAP basis and determined as of the last day of each fiscal quarter.

4.10           Insurance.  Borrower shall maintain and keep in force insurance with companies acceptable to Bank and in such amounts and types, including without limitation fire and public liability insurance, as is usual in the business carried on by Borrower, or as Bank may reasonably request.  Such insurance policies must be in form and substance reasonably satisfactory to Bank.  Borrower shall maintain adequate worker's compensation insurance.

4.11           Maintenance of Account for Payment of Amounts Due to Bank.

(a)           Borrower shall at all times: (i) maintain with Bank a deposit account that Bank is authorized to charge for any amounts then due to Bank from Borrower under this Agreement, the Note or any other Loan Documents, including interest, principal, fees, costs, expenses or other amounts due to Bank hereunder or thereunder, provided that, so long as no Event of Default (or event, circumstance or condition that, with the passage of time, the giving of notice or both, could result in an Event of Default) then exists, Bank shall provide an invoice at least two (2) days in advance of such debit for regularly scheduled payments of principal and/or interest and shall provide an invoice and at least ten (10) days’ advance notice of all other debits, and (ii) ensure that such account has immediately available funds sufficient to pay any such amounts payable to Bank as and when they become due and payable.

(b)           In addition, Borrower shall immediately deposit unrestricted and unencumbered cash into one or more general deposit accounts (i.e. not special or limited, or any accounts in the nature of a bailment or trust) maintained with Bank that are identified in the definition of “Collateral” in the Security Agreement, and at all times thereafter maintain in such account(s), funds in an amount not less than one hundred five percent (105%) of the outstanding principal amount of the Term Loan (the “Minimum Balance”) if, as of March 27, 2010, all of Borrower’s 0.75% Senior Convertible Debentures due 2027 outstanding as of Closing Date have not been converted or exchanged in their entirety into cash, equity securities of Borrower or Permitted Refinancing Indebtedness; provided that (i) the consideration (whether cash, securities or other property) paid or payable, and the Indebtedness incurred or assumed, in connection with any such conversion or exchange shall be limited to and shall consist exclusively of:  (A) payment of cash in an aggregate amount not greater than $50,000,000, (B) distribution of auction-rate securities by Borrower with an aggregate face value not greater than $20,000,000; and (C) Permitted Refinancing Indebtedness in an aggregate amount not to exceed the outstanding principal amount of the debentures being converted or exchanged, and (ii) in no event shall Borrower be permitted to effect any such conversion or exchange, or any refinancing of such debentures, unless Borrower shall have delivered to Bank a Compliance Certificate, certifying among other things, Borrower’s compliance, on an actual and pro forma basis, with each of the financial covenants set forth herein as of date of such conversion or exchange, and immediately after giving effect to the transactions related thereto.  For the sake of clarity, subject to clause (ii) above, Borrower’s 0.75% Senior Convertible Debentures due 2027 may be refinanced using exclusively (1) the net cash proceeds from the substantially contemporaneous sale and issuance of equity securities of Borrower, (2) the net cash proceeds from the substantially contemporaneous issuance of Indebtedness subordinated to Bank on terms satisfactory to Bank in its sole discretion, (3) Permitted Refinancing Indebtedness, or (4) any combination of means specified in (1), (2) and (3) of this sentence.  Such balances shall remain subject to Bank’s rights of setoff under applicable law, and Bank is hereby authorized to decline to honor any drafts thereon or any requests, instructions or orders by Borrower or any other Person with respect to the withdrawal or disposition of any of the funds contained in such accounts or with respect to the payment or any other transfer of any part of such balances if doing so would result in a violation of the Minimum Balance requirement.

4.12           Guaranties.  The payment and performance of all indebtedness and other Obligations of Borrower to Bank arising in connection with the Term Loan shall be jointly and severally guaranteed by (a) SunPower Corporation, Systems (formerly known as PowerLight Corporation), a Delaware corporation, (b) SunPower North America, LLC, a Delaware limited liability company (successor in interest to SunPower North America, Inc., a Delaware corporation), and (c) each other Material Domestic Subsidiary from time to time, as evidenced by and subject to the terms of one or more guaranties, each in substantially the form of the Continuing Guaranty.  In the event Borrower or any Subsidiary creates or acquires any Subsidiary that qualifies as a Material Domestic Subsidiary, or if any Subsidiary becomes a Material Domestic Subsidiary, Borrower shall promptly notify Bank of the same and Borrower and such Material Domestic Subsidiary shall take all such action as may be reasonably required by Bank to cause such Material Domestic Subsidiary to guaranty, jointly and severally, the Obligations of Borrower relating to the Term Loan within 30 days after its qualifying as a Material Domestic Subsidiary.

4.13           Taxes and Liabilities.  Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower or such Guarantor may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to the satisfaction of Bank, for eventual payment thereof in the event Borrower or such Guarantor is obligated to make such payment.

4.14           Additional Requirements.  Upon Bank’s demand, Borrower shall promptly take such further action and execute all such additional documents and instruments in connection with this Agreement and the other Loan Documents as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may reasonably request from time to time.

4.15           Litigation and Attorneys' Fees.  Upon Bank’s demand, Borrower shall promptly pay to Bank reasonable attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff, and all costs and other reasonable expenses paid or incurred by Bank in collecting, modifying or compromising the Term Loan or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement and the other Loan Documents.  If any judicial action, arbitration or other proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs.

4.16           Bank Expenses.  Upon Bank’s request, Borrower shall pay or reimburse Bank for all reasonable costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Term Loan, and all amendments and modifications to any Loan Documents, including but not limited to all filing and recording fees, costs of appraisals, insurance and reasonable attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff.

4.17           Domestic Subsidiary Asset Limit.  Borrower shall ensure that the book value of the assets of Domestic Subsidiaries which are not Guarantors represent no more than twenty-five percent (25%) of the book value of Borrower’s consolidated assets (based on the then most recent fiscal year end financial statement then delivered or deemed delivered to Bank hereunder).

4.18           Post-Closing Matters.  Not later than forty-five (45) days after the Closing Date, Borrower shall deliver to Bank evidence satisfactory to Bank of the reassignment and release of security interests evidenced by filings with the United States Patent and Trademark Office relating to any Loan Party’s intellectual property.

SECTION 5. NEGATIVE COVENANTS

Until such time as Bank no longer has any commitment to extend credit to Borrower hereunder, and all Obligations relating to the Term Loan are fully and indefeasibly, paid, performed and satisfied, Borrower agrees that:

5.1           Liens.  Borrower shall not, and shall not permit any Guarantor to, create, assume or suffer to exist any Lien on any of its property, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except for Liens in favor of Bank and Permitted Liens.  Borrower shall not, and shall not permit any Guarantor to, agree or consent to any restriction on Borrower’s or such Guarantor’s ability to create, assume or suffer to exist any Lien on any of its property to secure its obligations under this Agreement, except (i) agreements in favor of the Bank or (ii) prohibitions or conditions under (A) purchase money debt or capital lease obligation solely to the extent that the agreement or instrument governing such purchase money debt or capital lease obligation prohibits a Lien on the property acquired with the proceeds of such purchase money debt or capital lease, and (B) the Wells Fargo Agreements as in effect on the date hereof.

5.2           Indebtedness.  Borrower shall not incur, or cause or permit any Guarantor to incur, Indebtedness, except Permitted Indebtedness.

5.3           Specified Transactions.  Borrower shall not, and shall not cause or permit any Guarantor to, enter into any Specified Transaction; provided however:

(a)           Borrower and Guarantors may enter into a Specified Transaction with respect to which each of the following conditions has been satisfied: (i) the applicable transaction has been approved by the Board of Directors of the Person whose assets or equity interests are being acquired, or which is merging with Borrower or a Guarantor; (ii) the Total Non-Stock Consideration paid or payable by Borrower and/or any Subsidiary in such transaction, taken together with all other Total Non-Stock Consideration paid or payable during such fiscal year, does not exceed Two Hundred Million Dollars ($200,000,000); (iii) Borrower (if a party thereto) is the surviving or successor Person, or

(if Borrower is not a party thereto) a Guarantor is the surviving or successor Person, (iv) the assets so acquired are not and will not be subject to any Lien following the effective date of such transaction, except for Permitted Liens, (v) no Event of Default shall have occurred and be continuing or shall result therefrom, and (vi) as of the effective date of and after giving effect to such transaction, Borrower would be in compliance on a pro forma basis, with each of the financial covenants in Sections 4.6, 4.7, 4.8, 4.9, 4.17 and 5.9; and

(b)           Borrower and Guarantors may enter into a Specified Transaction regardless of the value of Total Non-Stock Consideration so long as: (i) the applicable transaction has been approved by the Board of Directors of the Person whose assets or equity interests are being acquired, or which is merging with Borrower or a Guarantor, (ii) such Specified Transaction (or series of related transactions) involves no unaffiliated third parties, and (iii) such Specified Transaction involves only (A) the Borrower and one or more Subsidiaries (and Borrower is the surviving or successor Person in such transaction), or (B) two or more Subsidiaries (and if a Guarantor is a party in a transaction with a non-Guarantor, such Guarantor is the surviving or successor Person in such transaction).

5.4           Sale of Assets, Change in Business, Liquidation or Merger.  In no event shall Borrower:  (a) merge into or consolidate with any other entity; (b) make any substantial change in the nature of Borrower's business as conducted as of the date hereof; (c) cause or permit any Guarantor to engage in any material business substantially unrelated to Borrower’s business; or (iv) sell, lease, transfer or otherwise dispose of all or a material portion of Borrower's consolidated assets, or cause or permit any Material Subsidiary to do so, except transfers by and among Borrower and Subsidiaries in the ordinary course of business, and with “a material portion” defined for the purpose of this covenant as twenty-five (25%) or more of the book value of such consolidated assets (based on the then most recent fiscal year end financial statements then delivered or deemed delivered to Bank hereunder) in any fiscal year.

5.5           Guaranties.  Borrower shall not, and shall not cause or permit any Guarantor to, guaranty, become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for Guaranteed Indebtedness, other than (a) in the ordinary course of business: (i) Borrower may guarantee the obligations of any Guarantor or any other Subsidiary, and (ii) any Guarantor may guarantee (A) the obligations of Borrower or (B) the obligations of other Guarantor or any other Subsidiary, in each case for any obligation other than obligations for borrowed money, (b) each Guarantor may provide an unsecured guaranty of up to Fifty Million Dollars ($50,000,000) of Borrower’s principal Indebtedness arising under the Wells Fargo Line of Credit plus accrued and unpaid interest on such amount, (c) guaranties in favor of bonding companies in connection with obligations under bonding contracts entered into in the ordinary course of business, pursuant to which such bonding companies issues bonds or otherwise secures performance of Borrower and Subsidiaries for the benefit of their customers and contract counterparties, (d) guarantees made by Borrower for the account of Subsidiaries with respect to liabilities under Hedge Agreements with nationally recognized financial institutions reasonably satisfactory to Bank pursuant to bona fide hedging transactions and not for speculation; (e) unsecured guarantees by Borrower of secured or unsecured indebtedness of SPML to International Finance Corporation in an aggregate amount (when added to Indebtedness of the type described in clause (vi) of the definition of Permitted Indebtedness) not to exceed, at any time, Seventy Five Million Dollars ($75,000,000), subject to the terms of such clause (vi), and (f) guaranties of liabilities that constitute Permitted Indebtedness.  In no event shall any Foreign Subsidiary provide a guaranty with respect to Indebtedness of Borrower or any Guarantor unless a like guaranty is provided to Bank with respect to the Obligations.

5.6           Loans, Advances and Investments.  Borrower shall not, and shall not permit any Guarantor to, make any loans, advances or other investments, except for Permitted Investments.

5.7           Redemption of Stock.  Borrower shall not declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding (other than repurchases or the like from employees, consultants, officers, and directors in connection with Borrower’s board-approved stock plan); nor agree (or cause or permit any Subsidiary to agree) with any third party to prohibit, condition or restrict the payment of dividends and distributions by such Subsidiary to Borrower or to another Subsidiary.

5.8           Affiliate Transactions.  Neither Borrower nor any Guarantor shall enter into any transaction or transfer any property to any affiliate, except for value received in the normal course of business and for an amount, as would be conducted and charged with an unrelated or unaffiliated entity in an arms’ length transaction, except that the following in any event shall be permitted:

(a)           transactions between Borrower and its Subsidiaries and between its Subsidiaries in the ordinary course of business, as conducted from time to time;

(b)           transactions constituting the incurrence of Permitted Indebtedness and Permitted Investments;

(c)           the payment of reasonable fees, compensation, or employee benefit arrangements to, and any indemnity provided for the benefit of, officers, employees, and directors; and

(d)           loans or advances to employees in the ordinary course of business in compliance with applicable law.

5.9           Capital Expenditures.  Borrower shall not, and shall not cause or permit its Subsidiaries to, purchase fixed assets in the form of property, plant, equipment or fixtures in excess of: (a) Five Hundred Million Dollars ($500,000,000) during fiscal year 2009, (b) Five Hundred Sixty Million Dollars ($560,000,000) during fiscal year 2010, or (c) Five Hundred Twenty Million Dollars ($520,000,000) during fiscal year 2011, in each case calculated on a consolidated basis.  For purposes of calculating such expenditures to determine compliance with the above limitation, the amount shall be that represented as purchase of such items on the Consolidated Statement of Cash Flows of the Borrower's fiscal year-end financial statement.

5.10           Cash Limits.  Borrower shall not cause or permit SPML’s cash, cash equivalents and marketable securities at any time to exceed, in any fiscal month, an aggregate average daily amount of Twenty-Five Million Dollars ($25,000,000).  Borrower shall not cause or permit SPSA’s cash, cash equivalents and marketable securities at any time to exceed, in any fiscal month, an aggregate average daily amount of Fifty Million Dollars ($50,000,000).

SECTION 6. EVENTS OF DEFAULT

Any one or more of the following events shall constitute an event of default (each an “Event of Default”) under this Agreement:

6.1           Borrower shall fail to pay as and when due, any principal, interest, fees or other amounts owing under the Note, this Agreement or any of the other Loan Documents.

6.2           Borrower shall default in the due performance or observance of, or compliance with, any of the terms, provisions, covenants, conditions, obligations or agreements of Sections 4.1, 4.5, 4.6 through 4.9, 4.11, 4.12 and 4.17 or Section 5 of this Agreement.

6.3           Borrower or any Guarantor shall default in the due performance or observance of or compliance with any other term, provision, covenant, condition, obligation or agreement of the Loan Documents and, as to any default under such other term, provision, condition, covenant, obligation or agreement that can be cured, has failed to cure the default within thirty (30) days after the occurrence thereof.

6.4           Any certificate, representation or warranty made by the Borrower (or any of its officers, directors or representatives) herein or by any Loan Party (or any of their respective officers, directors or representatives) in connection with this Agreement, the Guaranties or the other Loan Documents shall prove to have been misleading, false, untrue or incorrect in any material respect when furnished, made or deemed made.

6.5           Any Loan Party or any Material Subsidiary shall for any reason cease to be Solvent, or any Loan Party or any Material Subsidiary shall be unable generally to pay its debts as such debts become due.

6.6           The commencement as to any Loan Party or any Material Subsidiary of any voluntary or involuntary case or proceeding under any Debtor Relief Law (and with respect to any involuntary case or proceeding, either such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days or the court shall have entered a decree or order granting the relief sought in such case or proceeding).

6.7           Any Loan Party or any Material Subsidiary shall make a general assignment for the benefit of its creditors.

6.8           The appointment, or commencement of any proceedings for the appointment, of a receiver, trustee, custodian or similar official for all or substantially all of any Loan Party’s or any Material Subsidiary’s property.

6.9           If any material portion of any Loan Party’s or any Material Subsidiary’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, and the same is not discharged before the earlier of 10 days after the date it first arises.

6.10           The revocation of the Continuing Guaranty or any other guaranty of a Guarantor with respect to the Obligations.

6.11           Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents)

pursuant to which Borrower, any Guarantor or any Material Subsidiary has incurred any debt or other liability to any Person, including Bank, and, if the debt or other liability is owed to a party other than Bank, such default accelerates or causes or permits to become immediately due and payable an amount, individually or in the aggregate, in excess of Ten Million Dollars ($10,000,000).

6.12           Borrower is called upon to satisfy any guaranty obligation or simultaneous guaranty obligations permitted hereunder with an aggregate liability in excess of Ten Million Dollars ($10,000,000), where Borrower's performance of such obligations, as substantiated by the beneficiary thereof, is not contingent on any additional condition, including the passage of time.

6.13           The filing of a notice of judgment lien(s) in excess of an aggregate of Ten Million Dollars ($10,000,000) against Borrower or any Loan Party; or the recording of any abstract(s) of judgment in excess of an aggregate of Ten Million Dollars ($10,000,000) against Borrower or any Loan Party in any county in which Borrower or such Loan Party has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, in excess of an aggregate of Ten Million Dollars ($10,000,000) against the assets of Borrower or any Loan Party; or the entry of a judgment(s) in excess of an aggregate of Ten Million Dollars ($10,000,000) against Borrower or any Loan Party.

6.14           The dissolution, liquidation or termination of existence of Borrower or, except as otherwise expressly permitted under this Agreement, any other Loan Party; or Borrower or, except as otherwise expressly permitted under this Agreement, any such other Loan Party, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such other Loan Party.  The dissolution of a Guarantor shall not constitute an Event of Default if the assets and liabilities of such Guarantor are transferred to Borrower or to another Guarantor by reason of such dissolution.

6.15           A Change in Control shall occur.

Upon the occurrence and during the continuance of an Event of Default, (i) the obligation, if any, of Bank to make the Term Loan or provide further extensions of credit under any of the Loan Documents shall immediately cease and terminate, (ii) Bank may, without notice to the Borrower, declare the Term Loan, all interest thereon and all other Obligations to be immediately due and payable, whereupon the Term Loan, all such interest and all such Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default described in Sections 6.6, 6.7, 6.8 or 6.9 above, (i) Bank’s obligation to make the Term Loan or provide further extensions of credit shall automatically terminate, and (ii) the Term Loan, all interest thereon and all other Obligations shall automatically become immediately due and payable.  Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation, the right to, without notice or demand do any one or more or all of the following: (a) resort to any or all security for any credit subject hereto; (b) exercise its banker’s lien or right of setoff; (c) terminate any Hedge Agreements, including any and all foreign exchange contracts, interest rate swaps or similar agreements heretofore or hereafter entered into between Borrower and Bank; (d) apply to the Obligations any (1) balances and deposits of Borrower it holds, or (2) any amount held by Bank owing to or for the credit or the account of Borrower, (e) place a “hold” on any account maintained with Bank and (f) exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.  All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

SECTION 7. GENERAL PROVISIONS

7.1           Additional Remedies.  The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other Person, including but not limited to Bank's rights of setoff and banker's lien.  To the full extent permitted by law, Borrower waives demand and notice of every kind; and the right to assert the defense of any statute of limitations.  Bank may delay the credit of any item of payment based upon Bank's schedule of funds availability, and interest under the Term Loan shall accrue until the funds are deemed collected.

7.2           Nonwaiver.  Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof.  No waiver shall be effective unless it is in writing and signed by an officer of Bank.

7.3           Inurement.  The benefits of this Agreement and the other Loan Documents shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower, but any attempted assignment by Borrower without Bank's prior written consent shall be null and void.

7.4           Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.  Borrower and Bank and any of their respective successors or assigns consent to the jurisdiction of ay competent court thereof and consent to service of process by any authorized means.

7.5           Severability.  Should any one or more provisions of this Agreement or any other Loan Document be determined to be illegal or unenforceable, all other provisions of such document shall nevertheless be effective.

7.6           Controlling Document.  In the event of any inconsistency between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall prevail.

7.7           Construction.  The section and subsection headings herein are for convenient reference only and shall not limit or otherwise affect the interpretation of this Agreement.

7.8           Amendments.  This Agreement may be amended only in writing signed by all parties hereto.

7.9           Counterparts.  Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but all such counterparts when taken together, shall constitute one and the same agreement.

7.10           Notices.  Unless otherwise provided for in this Agreement, any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) if sent by hand delivery, upon delivery; (b) on the third business day after mailing, if mailed, first class postage prepaid, with the United States Postal Service; (c) on the next business day, if sent by overnight courier service of recognized standing; (d) upon electronic confirmation of receipt, if faxed or (e) upon telephoned confirmation of receipt, if e-mailed.  The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.

7.11           Integration Clause.  Except for the other Loan Documents, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Term Loan, and all prior oral or written communications between Borrower and Bank shall be of no further effect or evidentiary value.

7.12           Disputes.  To the extent permitted by law, in connection with any claim, cause of action, proceeding or other dispute concerning any of the Loan Documents (each, a “Claim”), Borrower and Bank expressly, intentionally and deliberately waive any right each may otherwise have to trial by jury.  In the event that the waiver of jury trial set forth in the previous sentence is not enforceable under the law applicable to this Agreement, Borrower and Bank agree that any Claim, including any question of law or fact relating thereto, shall, at the written request of Borrower or Bank, be determined by judicial reference pursuant to the law applicable to this Agreement.  Borrower and Bank shall select a single neutral referee, who shall be a retired state or federal judge.  In the event that Borrower and Bank cannot agree upon a referee, the court shall appoint the referee.  The referee shall report a statement of decision to the court.  Nothing in this paragraph shall limit the right of Borrower or Bank at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies.  Borrower and Bank shall bear the fees and expenses of the referee equally, unless the referee orders otherwise.  The referee shall also determine all issues relating to the applicability, interpretation and enforceability of this paragraph.  Borrower and Bank acknowledge that if a referee is selected to determine the Claims, then the Claims will not be decided by a jury.

7.13           Patriot Act Notice.  Bank is subject to the USA PATRIOT Improvement and Reauthorization Act of 2005 (the “Patriot Act”) and hereby notifies Borrower that, pursuant to the requirements of the Patriot Act, Bank is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the Patriot Act.

7.14           Setoff.  In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, Bank is hereby authorized at any time or from time to time, without notice to Borrower or any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets at any time held or owing by Bank or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations that are not paid when due.

7.15           Indemnity.  Borrower shall indemnify and hold Bank and each of its employees, attorneys, consultants, representatives and agents and their respective successors and assigns (each an “Indemnified Person”), harmless, from and against any and all:  (i) suits, actions, or proceedings in any court or forum, at law, in equity or otherwise; (ii) costs, fines, deficiencies, or penalties; (iii) asserted claims or demands by any Person; (iv) arbitration demands, proceedings or awards; (v) damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of collection, defense or appeal); (vi) enforcement of rights and remedies; and (vii) criminal, civil or regulatory investigations (each an “Indemnified Claim”) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended or not extended under this Agreement or the other Loan Documents or otherwise in connection with or arising out of the transactions contemplated hereunder or thereunder, including any Indemnified Claim for environmental liabilities and legal costs and expenses of disputes between any Loan Party and Bank; provided, that Borrower shall not be liable for indemnification of an Indemnified Person to the extent that any such Indemnified Claim is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct.  This Section 7.15 shall survive the termination of this Agreement.

7.16           Confidentiality.  Bank agrees that material, non-public information regarding the Borrower or the Guarantors shall be treated by the Bank in a confidential manner, and Bank shall use commercially reasonable efforts (equivalent to the efforts the Bank applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all information provided to it by Borrower or any Guarantor, except for disclosures from time to time:  (i) to attorneys for and other advisors, accountants, auditors, and consultants to the Bank (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to subsidiaries and affiliates of the Bank (provided that such subsidiaries and affiliates have agreed to treat such information as confidential in accordance with this Section 7.16), (iii) as may be required by statute, decision, or judicial or administrative law, order, rule, or regulation, (iv) as requested or required by any governmental authority pursuant to any subpoena or other legal process, (v) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Bank), (vi) in connection with any assignment or participation of Bank’s interest under this Agreement and the other Loan Documents, provided that any such assignee or participant shall have agreed in writing to receive such information hereunder subject to the terms of this Section 7.16 (and any such assignee or participant or potential assignee or participant may disclose such information to persons employed or engaged by them as described in clause (i) above), and (vii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents.  Confidential information does not include information that: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information, or (iii) ceases to be confidential through no fault of Agent or such Lender.  Notwithstanding the foregoing, Bank is authorized to release information concerning Borrower’s and its Subsidiaries’ credit records and financial condition to other creditors, credit bureaus, credit reporting agencies, credit reporters, and guarantors hereunder, or pursuant to an order from a governmental agency or court, or among departments of Bank, and its affiliates.  Bank is authorized to obtain credit reports, copies of tax returns and other information regarding

Borrower and its Subsidiaries and to take such other steps as Bank deems appropriate to verify the information provided in connection herewith.

7.17           Term.  This Agreement shall become effective on the Closing Date and shall continue in full force and effect until all Obligations relating to the Term Loan have been irrevocably and indefeasibly repaid in full or Bank no longer has any obligation to make credit extensions under this Agreement.  The obligations of Borrower to indemnify the Indemnified Persons pursuant to Section 7.15 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against such Indemnified Persons have run.

[Signature page follows]

THIS AGREEMENT is executed on behalf of the parties by their duly authorized representatives as of the date first above written.

SUNPOWER CORPORATION /s/ Dennis V. Arriola By: Dennis V. Arriola Title: SVP & CFO Address: 3939 North First Street San Jose, CA 95134 Attn: Chief Financial Officer Fax: (408) 240-5400
UNION BANK, N.A.

/s/ J. William Bloore
By:          J. William Bloore
Title:          Vice President

Address:

601 East Potrero Grande Drive
Monterey Park, California  91754
Attn:  Commercial Loan Operations
Fax:  (323) 720-2252

East Bay Corporate Banking Group
200 Pringle Avenue, Suite 500
Walnut Creek, CA  94596-3570
Attn:  J. William Bloore
Fax:  (925) 943-7442

[Signature Page to Loan Agreement]

EXHIBIT A

[FORM OF] QUARTERLY COMPLIANCE CERTIFICATE

To:           Union Bank, N.A.
Commercial Loan Operations
601 East Potrero Grande Drive
Monterey Park, CA  91754
Facsimile: (323) 720-2252

with a copy to:

Union Bank, N.A.
Attention:  J. William Bloore
East Bay Corporate Banking Group
200 Pringle Avenue, Suite 500
Walnut Creek, CA  94596

Re:           Compliance Certificate as of and for period ending: _____________ __, 20__

Ladies and Gentlemen:

This certificate (this “Compliance Certificate”) is submitted pursuant to the Loan Agreement, dated as of April 17, 2009 (as amended, modified, supplemented, restated or renewed from time to time, the “Loan Agreement”) by and between SUNPOWER CORPORATION, a Delaware corporation (the “Borrower”) and UNION BANK, N.A. (the “Bank”).  All capitalized terms used herein shall have the meanings specified in the Loan Agreement unless otherwise defined herein.

The undersigned hereby certifies that: (a) [he][she] is the acting and incumbent Chief Financial Officer of Borrower and Parent, and (b) in such capacity, [he][she] is authorized to execute this Compliance Certificate on behalf of Borrower in connection with the Loan Agreement.

The undersigned has reviewed the terms and conditions of the Loan Agreement and the definitions and provisions contained in the Loan Agreement, and, has made, or have caused to be made under the supervision of the undersigned, such examination or investigation as is necessary to enable the undersigned to express an informed opinion, and to provide a certification, as to the matters referred to herein.

The undersigned hereby further represents, warrants and certifies that:

(a) Borrower is in complete and strict compliance, as of, and for the period ending, __________ __, 20__ (the “Compliance Date”), with all agreements, conditions and covenants contained in the Loan Agreement and the other Loan Documents, except as noted below.

(b) The representations and warranties of Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the Compliance Date as if made on such date (or, in the case of representations and warranties stated as having been made only as of the Closing Date, such representations and warranties remain true and correct in all material respects as of the Closing Date); provided, however, the foregoing materiality qualification does not apply to those representations and warranties that already are qualified or modified by materiality in the text thereof.

(c) There exists no Event of Default nor any event, circumstance or condition that, with the passage of time, the giving of notice or both, could reasonably be expected to result in an Event of Default under the Loan Agreement or any of the other Loan Documents.

(d) Borrower is in compliance with each of the covenants in Sections 4.6, 4.7, 4.8, 4.9, 4.17, 5.9 and 5.10 of the Loan Agreement, as of, and for the period ending on, the Compliance Date, and attached hereto as Schedule 1 is a true and correct copy of the calculations of such financial covenants, prepared by the undersigned.

(e) Attached to such Schedule 1 are true, correct and complete copies of the documents and work sheets supporting the above certifications..

(f) Since December 28, 2008, there has been no Material Adverse Effect.

(g) Borrower is in compliance with each of the reporting and notice covenants in Section 4.5 of the Loan Agreement, as of, and for the period ending on the Compliance Date, and attached hereto as Schedule 2 are the monthly, quarterly and annual (as applicable) Financial Statements required under Section 4.5 of the Loan Agreement and the other reports, letters, opinions, notices and other required under the Loan Agreement.

(h) The financial statements furnished in connection herewith have been prepared in accordance with GAAP (except for the lack of footnotes required by GAAP and changes resulting for normal year end adjustments, in the case of financial statements other than those as of a fiscal year end), consistently applied from one period to the next, and fairly present the financial condition of Borrower and its consolidated Subsidiaries.

(i) There is no litigation, action, suit, investigation, or other arbitral, administrative, or judicial proceeding pending or, to the best of the knowledge of the undersigned, threatened which could reasonably be expected to (x) result in a Material Adverse Effect or (y) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of Borrower or any Guarantor to fulfill its obligations under the Loan Documents; or (z) materially and adversely affect the rights and remedies of Bank under the Loan Documents.

(j) No Liens have arisen, been granted or otherwise exist with respect to the assets or properties of Borrower or any Guarantor, other than Permitted Liens.

(k) Borrower’s Material Domestic Subsidiaries as of the Compliance Date are: ___________________________________.

THIS COMPLIANCE CERTIFICATE IS EXECUTED AND DELIVERED THIS ______ DAY OF __________, 20__.

Very Truly Yours,

SUNPOWER CORPORATION
By:
Print Name:
Title:

SCHEDULE 1
TO
COMPLIANCE CERTIFICATE

(a)	Minimum Unrestricted Liquidity.

Required. Under Section 4.6 of the Loan Agreement, on a consolidated basis, shall maintain Eligible Assets with a value not less than two times (2x) the Wells Fargo Exposure.

Actual.  On a consolidated basis, as of the last day of the month ended ______ __, 20__:

(1)           the amount of Eligible Assets was:                                                                               $____________
(2)           the Wells Fargo Exposure was:                                                                                     $____________
(3)           two times the Wells Fargo was:                                                                                     $____________

Complies:  Yes/ No

(b)	Minimum Domestic Unrestricted Liquidity.

Required.  Under Section 4.6 of the Loan Agreement, on a consolidated basis, shall maintain US Dollar denominated Eligible Assets domiciled in the United States with a value not less than the Wells Fargo Exposure.

Actual.  On a consolidated basis, as of the last day of the month ended ______ __, 20__:

(1)           the amount of domestic Eligible Assets was:                                                             $____________
(2)           the Wells Fargo Exposure was:                                                                                     $____________

Complies:  Yes/ No

(c)	Minimum Unrestricted Liquidity at Bank.

Required.  Under Section 4.7 of the Loan Agreement, on a consolidated basis, shall at all times maintain US Dollar denominated Eligible Assets at Bank (in specified deposit accounts) with a value not less than (a) $10 million plus the Subject Period interest (during the first year of the Term Loan) and (b) thereafter, the amount of principal and interest due during the Subject Period*.

Actual.  On a consolidated basis, as of the last day of the month ended ______ __, 20__:

(1)           the amount of Eligible Assets in
deposit accounts at Bank was:                                                                                                $____________
(2)           [$10 million plus Subject Period interest]**
[Subject Period principal and interest]*** was:                                                                    $____________

*    Subject Period is the shorter of next 12 months and remaining term of Term Loan.
**  Applies if Compliance Certificate is delivered prior to first anniversary of Closing Date.
*** Applies if Compliance Certificate is delivered after first anniversary of Closing Date.

Complies:  Yes/ No

(d)	Total Liabilities to Tangible Net Worth Ratio.

Required. Under Section 4.8 of the Loan Agreement, the ratio of Total Liabilities to Tangible Net Worth, on a consolidated basis, is not to be more than 2.00 to 1.00.

Actual.  On a consolidated basis, as of the last day of the fiscal quarter ended

_____ __, 20__:

(1)  Calculation of Total Liabilities:

(a)           Total consolidated liabilities was:     $____________

(b)           less subordinated debt                      ($___________)

(c)           plus all undrawn letters of credit        $____________

(d)           Total Liabilities                                                                     $____________

(2)   Calculation of Tangible Net Worth:

(a)           Total stockholders equity                                                        $____________

(b)           plus subordinated debt                                             $____________

(c)           less intangible assets                                               ($___________)

(d)        less loans/advances/investments per definition    ($___________)

(e)           Tangible Net Worth                                                                         $____________

(3)           The ratio of (1)(d) to (2)(e) was:                                                                                          ______ to 1.00

Complies:  Yes/ No

(e)	Minimum Profitability- Rolling Four Quarters.

Required. Under Section 4.9 of the Loan Agreement, Borrower’s net income, on a consolidated basis, for each period of four quarters shall, , be not less than $25 million.

Actual. On a consolidated basis, as of the last day of the fiscal quarter ended __________ __, 20__:

Consolidated net income for current quarter ending _________$___________

Consolidated net income for quarter ending _________$___________

Consolidated net income for quarter ending _________$___________

Consolidated net income for quarter ending _________$_________

4 quarter net income                                                                           $___________

Complies:  Yes/ No

(f)	Maximum Single Quarter Net Loss.

Required. Under Section 4.9 of the Loan Agreement, Borrower may not incur a net loss, on a consolidated basis, for any one fiscal quarter that is greater than $30 million.

Actual. On a consolidated basis, as of the last day of the fiscal quarter ended __________ __, 20__, Borrower’s consolidated net income (loss) for such quarter was $____________.

Complies:  Yes/ No

(g)	Maximum Two Quarter Net Loss.

Required. Under Section 4.9 of the Loan Agreement, Borrower may not incur a net loss, on a consolidated basis, for any period of two consecutive fiscal quarters that is greater than $30 million.

Actual. On a consolidated basis:

(1)    Net Income (Loss) for quarter ended _____________                                                                                                                     $___________

(2)    Net Income (Loss) for quarter ended _____________                                                                                                                     $___________

(3)    Net Income (Loss) for those two consecutive fiscal quarters$___________

Complies:  Yes/ No

(h)	Maximum Non-Guarantor Book Value.

Required.  Under Section 4.17 of the Loan Agreement, the book value of all assets of Domestic Subsidiaries who are not Guarantors may not, at any time, be more than 25% of the book value of Borrower’s consolidated assets.

Actual. As of the last day of the fiscal quarter ended __________ __, 20__:

(1)           Total book value of assets of non-Guarantor
Domestic Subsidiaries was:                                                                           $____________
(2)           Total book value of Borrower’s
consolidated assets was:                                                                              $____________
(3)           25% of (2) was:                                                                                                $____________

Complies:  Yes/ No

(i)	Maximum Capital Expenditures.

Required.  Under Section 5.9 of the Loan Agreement, Borrower and its Subsidiaries may not incur capital expenditures in excess of: $500 million during 2009, $560 million during 2010 or $520 million during 2011.

Actual. On a consolidated basis, as of the last day of the fiscal quarter ended __________ __, 20__, Borrower’s consolidated capital expenditures for the most recently ended fiscal year were $____________.

Complies:  Yes/ No

Maximum Cash in Philippines Subsidiary.

Required.  Under Section 5.10 of the Loan Agreement, SPML’s cash, cash equivalents and marketable securities may not exceed, in any fiscal month, an aggregate average daily amount of $25 million.

Actual.  As of the last day of each of the fiscal months in the fiscal quarter ended __________ __, 20__, the aggregate average daily value of SPML’s cash, cash equivalents and marketable securities during such month was:

Month 1                      $______________

Month 2                      $______________

Month 3                      $______________

Complies:  Yes/ No

(j)	Maximum Cash in Swiss Subsidiary

Required. Under Section 5.10 of the Loan Agreement, SPSA’s cash, cash equivalents and marketable securities may not exceed, in any fiscal month, an aggregate average daily amount of $50 million.

Actual.  As of the last day of the fiscal month ended __________ __, 20__, the aggregate average daily value of SPSA’s cash, cash equivalents and marketable securities during such month was:

Month 1                      $______________

Month 2                      $______________

Month 3                      $______________

Complies:  Yes/ No

EXHIBIT B

[FORM OF] MONTHLY COMPLIANCE CERTIFICATE

To:          Union Bank, N.A.
Commercial Loan Operations
601 East Potrero Grande Drive
Monterey Park, CA  91754
Facsimile: (323) 720-2252

with a copy to:

Union Bank, N.A.
Attention:  J. William Bloore
East Bay Corporate Banking Group
200 Pringle Avenue, Suite 500
Walnut Creek, CA  94596

Re:           Monthly Compliance Certificate as of and for period ending: _______ __, 20__

Ladies and Gentlemen:

This certificate (this “Compliance Certificate”) is submitted pursuant to the Loan Agreement, dated as of April 17, 2009 (as amended, modified, supplemented, restated or renewed from time to time, the “Loan Agreement”) by and between  SUNPOWER CORPORATION, a Delaware corporation (the “Borrower”) and UNION BANK, N.A. (the “Bank”).  All capitalized terms used herein shall have the meanings specified in the Loan Agreement unless otherwise defined herein.

The undersigned hereby certifies that: (a) [he][she] is the acting and incumbent Chief Financial Officer of Borrower and Parent, and (b) in such capacity, [he][she] is authorized to execute this Compliance Certificate on behalf of Borrower in connection with the Loan Agreement.

The undersigned has reviewed the terms and conditions of the Loan Agreement and the definitions and provisions contained in the Loan Agreement, and, has made, or have caused to be made under the supervision of the undersigned, such examination or investigation as is necessary to enable the undersigned to express an informed opinion, and to provide a certification, as to the matters referred to herein.

The undersigned hereby further represents, warrants and certifies that Borrower is in compliance with each of the covenants in Section 4.6 of the Loan Agreement, as of, and for the period ending, __________ __, 20__.  Attached are true, correct and complete copies of all deposit account, securities account and brokerage account statements demonstrating such compliance, if requested by Bank.

THIS COMPLIANCE CERTIFICATE IS EXECUTED AND DELIVERED THIS ______ DAY OF __________, 20__.

Very Truly Yours,

SUNPOWER CORPORATION
By:
Print Name:
Title:

EXHIBIT C

[FORM OF] CLOSING COMPLIANCE CERTIFICATE

To:          Union Bank, N.A.
Commercial Loan Operations
601 East Potrero Grande Drive
Monterey Park, CA  91754
Facsimile: (323) 720-2252

with a copy to:

Union Bank, N.A.
Attention:  J. William Bloore
East Bay Corporate Banking Group
200 Pringle Avenue, Suite 500
Walnut Creek, CA  94596

Re:           Compliance Certificate as of and for period ending: December 28, 2008

Ladies and Gentlemen:

This certificate (this “Compliance Certificate”) is submitted pursuant to the Loan Agreement, dated as of April 17, 2009 (as amended, modified, supplemented, restated or renewed from time to time, the “Loan Agreement”) by and between SUNPOWER CORPORATION, a Delaware corporation (the “Borrower”) and UNION BANK, N.A. (the “Bank”).  All capitalized terms used herein shall have the meanings specified in the Loan Agreement unless otherwise defined herein.

The undersigned hereby certifies that: (a) [he][she] is the acting and incumbent Chief Financial Officer of Borrower and Parent, and (b) in such capacity, [he][she] is authorized to execute this Compliance Certificate on behalf of Borrower in connection with the Loan Agreement.

The undersigned has reviewed the terms and conditions of the Loan Agreement and the definitions and provisions contained in the Loan Agreement, and, has made, or have caused to be made under the supervision of the undersigned, such examination or investigation as is necessary to enable the undersigned to express an informed opinion, and to provide a certification, as to the matters referred to herein.

The undersigned hereby further represents, warrants and certifies that:

(a) Borrower is in complete and strict compliance, as of, and for the period ending, December 28, 2008 (the “Compliance Date”), with each of the covenants in Sections 4.6, 4.8, 4.9 and 4.17 of the Loan Agreement, as of, and for the period ending on, the Compliance Date, and attached hereto as Schedule 1 is a true and correct copy of the calculations of such financial covenants, prepared by the undersigned.

THIS COMPLIANCE CERTIFICATE IS EXECUTED AND DELIVERED THIS ______ DAY OF __________, 20__.

Very Truly Yours,

SUNPOWER CORPORATION
By:
Print Name:
Title:

SCHEDULE 1
TO
COMPLIANCE CERTIFICATE

Minimum Unrestricted Liquidity.

Required. Under Section 4.6 of the Loan Agreement, on a consolidated basis, shall maintain Eligible Assets with a value not less than two times (2x) the Wells Fargo Exposure.

Actual.  On a consolidated basis, as of the last day of the month ended December 28, 2008:

(1)           the amount of Eligible Assets was:                                                                           $____________

(2)           the Wells Fargo Exposure was:                                                                                     $____________

(3)           two times the Wells Fargo was:                                                                                     $____________

Complies:  Yes

Minimum Domestic Unrestricted Liquidity.

Required. Under Section 4.6 of the Loan Agreement, on a consolidated basis, shall maintain Eligible Assets domiciled in the United States with a value not less than 100% of the Wells Fargo Exposure.

Actual.  On a consolidated basis, as of the last day of the month ended December 28, 2008:

(1)           the amount of domestic Eligible Assets was:                                                                                     $____________

(2)           the Wells Fargo Exposure was:                                                                                     $____________

Complies:  Yes

Total Liabilities to Tangible Net Worth Ratio.

Required. Under Section 4.8 of the Loan Agreement, the ratio of Total Liabilities to Tangible Net Worth, on a consolidated basis, is not to be more than 2.00 to 1.00.

Actual.  On a consolidated basis, as of the last day of the fiscal quarter ended

_____ __, 20__:

(1)  Calculation of Total Liabilities:

(a)           Total consolidated liabilities was:     $____________
(b)           less subordinated debt                      ($___________)
(c)           plus all undrawn letters of credit        $____________
(d)           Total Liabilities                                                                            $____________

(2)   Calculation of Tangible Net Worth:

(a)           Total stockholders equity                                                             $____________
(b)           plus subordinated debt                                                 $____________
(c)           less intangible assets                                                    ($___________)
(d)        less loans/advances/investments per definition         ($___________)
(e)           Tangible Net Worth                                                                      $____________

(3)           The ratio of (1)(d) to (2)(e) was:                                                                                       ______ to 1.00

Complies:  Yes

Minimum Profitability- Rolling Four Quarters.

Required. Under Section 4.9 of the Loan Agreement, Borrower’s net income, on a consolidated basis, for each period of four quarters shall be not less than $25 million.

Actual. On a consolidated basis, as of the last day of the fiscal quarter ended __________ __, 2009:

Consolidated net income for current quarter ending March __, 2008: $___________

Consolidated net income for quarter ending June __, 2008                                                                                                                     $___________

Consolidated net income for quarter ending September __, 2008 $___________

Consolidated net income for quarter ending December 28, 2008 $___________

4 quarter net income                                                                                                $___________

Complies:  Yes

Maximum Single Quarter Net Loss.

Required. Under Section 4.9 of the Loan Agreement, Borrower may not incur a net loss, on a consolidated basis, for any one fiscal quarter that is greater than $30 million.

Actual. On a consolidated basis, as of the last day of the fiscal quarter ended December 28, 2008, Borrower’s consolidated net income (loss) for such quarter was $____________.

Complies:  Yes

Maximum Two Quarter Net Loss.

Required. Under Section 4.9 of the Loan Agreement, Borrower may not incur a net loss, on a consolidated basis, for any period of two consecutive fiscal quarters that is greater than $30 million.

Actual. On a consolidated basis:

(1)    Net Income (Loss) for quarter ended September __, 2008:                                                                                                                     $___________
(2)    Net Income (Loss) for quarter ended December __, 2008:                                                                                                                     $___________
(3)    Net Income (Loss) for those two consecutive fiscal quarters                                                                                                               $___________

Complies:  Yes

Maximum Non-Guarantor Book Value.

Required.  Under Section 4.17 of the Loan Agreement, the book value of all assets of Domestic Subsidiaries who are not Guarantors may not, at any time, be more than 25% of the book value of Borrower’s consolidated assets.

Actual. As of the last day of the fiscal quarter ended December 28, 2008:

(1)           Total book value of assets of non-Guarantor
Domestic Subsidiaries was:                                                                        $____________
(2)           Total book value of Borrower’s
consolidated assets was:                                                                           $____________
(3)           25% of (2) was:                                                                                             $____________

Complies:  Yes/ No

Schedule 3.16(a) – Subsidiaries

1.	SunPower North America, LLC, a Delaware limited liability company and wholly owned subsidiary of SunPower Corporation;
2.	Pluto Acquisition Company, LLC, a Delaware limited liability company in which SunPower Corporation is the sole member;
3.	SunPower Corporation, Systems, a Delaware corporation, formerly known as PowerLight Corporation, and wholly owned subsidiary of Pluto Acquisition Company, LLC;
4.	Solar Star TO, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
5.	Solar Star YC, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
6.	Solar Star I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
7.	Solar Star II, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
8.	SunPower Technology Ltd., a Cayman Islands entity and wholly owned subsidiary of SunPower Corporation;
9.	SunPower Corporation (Switzerland) SARL, a Swiss entity and wholly owned subsidiary of SunPower Technology, Ltd.;
10.	SunPower Philippines Manufacturing Ltd., a Cayman Islands entity and wholly owned subsidiary of SunPower Technology, Ltd.;
11.	SunPower Systems SA, a Swiss entity and wholly owned subsidiary of SunPower Corporation, Systems;
12.	SunPower GmbH, a German entity and wholly owned subsidiary of SunPower Systems SA;
13.	SPWR Energias Renovaveis Unipessoal Limitada, a Portuguese entity and wholly owned subsidiary of SunPower Systems SA;
14.	SunPower Energy Systems Spain, S.L., a Spanish entity and wholly owned subsidiary of SunPower Systems SA;
15.	SunPower Development Company, a Delaware corporation and wholly owned subsidiary of SunPower Corporation;
16.	SunPower Bermuda Holdings, a Bermuda exempted general partnership in which SunPower Corporation and SunPower Corporation, Systems are general partners;
17.	SunPower Foundation, a California nonprofit corporation and wholly-owned subsidiary of SunPower Corporation;
18.	SunPower Philippines Ltd. – Regional Operating Headquarters (ROHQ), a Cayman Islands multinational company and a wholly-owned subsidiary of SunPower Technology Ltd.;
19.	SunPower Malaysia Manufacturing Sdn Bhd, a Malaysian private company limited by shares and a wholly-owned subsidiary of SunPower Technology Ltd.;
20.	SPML Land, Inc., a Philippines company and a wholly-owned subsidiary of SunPower Philippines Manufacturing Ltd;
21.	SunPower Energy Systems Korea, a company organized under the laws of Korea and a wholly-owned subsidiary of SunPower Systems SA;
22.	SunPower Italia Srl, a company organized under the laws of Italy and a wholly-owned subsidiary of SunPower Systems SA;

23.	SunPower Corporation Australia Pty Ltd, an Australian proprietary company limited by shares and a wholly-owned subsidiary of SunPower Systems SA;
24.	SunPower France SAS, a company organized under the laws of France and a wholly-owned subsidiary of SunPower Systems SA;
25.	SunPower Energy Systems Canada Corporation, an unlimited liability corporation incorporated under the laws of Nova Scotia and a wholly-owned subsidiary of SunPower Systems SA;
26.	Helios Solar Star A-1 Company, an unlimited liability corporation incorporated under the laws of Nova Scotia and a wholly-owned subsidiary of SunPower Energy Systems Canada Corporation;
27.	Helios Solar Star A-1, LP, a limited partnership organized under the laws of Nova Scotia in which SunPower Energy Systems Canada Corporation and Helios Solar Star A-1 Company are the only partners;
28.	Greater Sandhill I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
29.	High Plains Ranch I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
30.	High Plains Ranch II, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
31.	Morgan Stanley SunPower Solar 2007 LLC, a Delaware limited liability company in which MS Solar I, LLC (95%) and SunPower Corporation, Systems (5%) are the only members;
32.	MS Solar Star I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
33.	Parrey, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
34.	Solar Star Arizona I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
35.	Solar Star BBY CA I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
36.	Solar Star BBY HI I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
37.	Solar Star BBY NJ I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
38.	Solar Star California I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
39.	Solar Star California IV, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
40.	Solar Star California VII, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
41.	Solar Star California VIII, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
42.	Solar Star California XI, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
43.	Solar Star California XII, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;

44.	Solar Star California XIII, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
45.	Solar Star California XIV, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
46.	Solar Star California XV, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
47.	Solar Star Connecticut I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
48.	Solar Star Estancia I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
49.	Solar Star Hawaii I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
50.	Solar Star Hawaii II, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
51.	Solar Star Hawaii III, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
52.	Solar Star HI Air, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
53.	Solar Star Koyo I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
54.	Solar Star Mervyns I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
55.	Solar Star MWHI I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
56.	Solar Star New Jersey II, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
57.	Solar Star New Jersey III, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
58.	Solar Star New Jersey IV, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
59.	Solar Star New Jersey V, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
60.	Solar Star New Jersey VI, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
61.	Solar Star North Carolina I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
62.	Solar Star Ohio I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
63.	Solar Star Rancho CWD I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
64.	SPWR Galaxy Holdco 2007 LLC, a Delaware limited liability company in which EFS Solar Star Holdings LLC (99%) and SunPower Corporation, Systems (1%) are the only members;
65.	Solar Star TJX I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
66.	SSSA, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;

67.	SunPower Solar Singapore Pte Ltd., a private company organized under the laws of the Republic of Singapore and a wholly owned subsidiary of SunPower Systems SA*; and
68.	Helios Solar Star A-2 Company, an unlimited liability corporation incorporated under the laws of Nova Scotia and a wholly owned subsidiary of SunPower Energy Systems Canada Corporation.

* Borrower anticipates that the completion of transfer of ownership to the relevant subsidiary of Borrower will be completed the week of April 20, 2009.

Schedule 3.16(b) – Special Purpose Entities

1.	Solar Star TO, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
2.	Solar Star YC, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
3.	Solar Star I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
4.	Solar Star II, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
5.	Greater Sandhill I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
6.	Helios Solar Star A-1 Company, an unlimited liability corporation incorporated under the laws of Nova Scotia and a wholly-owned subsidiary of SunPower Energy Systems Canada Corporation;
7.	Helios Solar Star A-1, LP, a limited partnership organized under the laws of Nova Scotia in which SunPower Energy Systems Canada Corporation and Helios Solar Star A-1 Company are the only partners;
8.	Helios Solar Star A-2 Company, an unlimited liability corporation incorporated under the laws of Nova Scotia and a wholly owned subsidiary of SunPower Energy Systems Canada Corporation;
9.	High Plains Ranch I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
10.	High Plains Ranch II, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
11.	Morgan Stanley SunPower Solar 2007 LLC, a Delaware limited liability company in which MS Solar I, LLC (95%) and SunPower Corporation, Systems (5%) are the only members;
12.	MS Solar Star I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
13.	Parrey, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
14.	Solar Star Arizona I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
15.	Solar Star BBY CA I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
16.	Solar Star BBY HI I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
17.	Solar Star BBY NJ I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
18.	Solar Star California I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
19.	Solar Star California IV, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;

20.	Solar Star California VII, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
21.	Solar Star California VIII, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
22.	Solar Star California XI, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
23.	Solar Star California XII, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
24.	Solar Star California XIII, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
25.	Solar Star California XIV, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
26.	Solar Star California XV, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
27.	Solar Star Connecticut I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
28.	Solar Star Estancia I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
29.	Solar Star Hawaii I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
30.	Solar Star Hawaii II, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
31.	Solar Star Hawaii III, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
32.	Solar Star HI Air, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
33.	Solar Star Koyo I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
34.	Solar Star Mervyns I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
35.	Solar Star MWHI I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
36.	Solar Star New Jersey II, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
37.	Solar Star New Jersey III, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
38.	Solar Star New Jersey IV, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
39.	Solar Star New Jersey V, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
40.	Solar Star New Jersey VI, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
41.	Solar Star North Carolina I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
42.	Solar Star Ohio I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;

43.	Solar Star Rancho CWD I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member;
44.	SPWR Galaxy Holdco 2007 LLC, a Delaware limited liability company in which EFS Solar Star Holdings LLC (99%) and SunPower Corporation, Systems (1%) are the only members;
45.	Solar Star TJX I, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member; and
46.	SSSA, LLC, a Delaware limited liability company in which SunPower Corporation, Systems is the sole member.